Exhibit 99.1
UNITED HOMES GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
Fourth Quarter 2023 Highlights
•387 homes closed, resulting in revenue, net of sales discounts, of $116.8 million
•Average sale price ("ASP") of production-built homes was approximately $320,000 compared to $300,000 in Q4 2022
•294 net new home orders in Q4 2023 compared to 271 net new home orders in Q4 2022 and 260 net new home orders in January and February 2024.
•Active community count of 61 as of December 31, 2023
•Approximately 9,000 lots owned or controlled by the Company or affiliates as of December 31, 2023
•Expanded presence in the Greenville and Clemson, South Carolina markets through acquisition of Rosewood Communities
•In January 2024, acquired the homebuilding business and assets of Creekside Custom Homes, LLC, expanding presence in the Myrtle Beach, South Carolina market which added approximately 1,000 lots under control
•Available liquidity of $81.1 million as of December 31, 2023, comprised of $56.7 million of cash and $24.4 million of undrawn revolver capacity under our credit facility
Fiscal Year Ended December 31, 2023 Highlights
•Closed Business Combination resulting in publicly-traded southeast focused homebuilder with a “land-light” operating model
•Expanded into new and existing markets through the acquisitions of Herring Homes and Rosewood Communities
•1,383 homes closed, resulting in revenue, net of sales discounts, of $421.5 million
•ASP of production-built homes increased to $316,000 in 2023 compared to $296,000 in 2022
•1,296 net new home orders in 2023 compared to 1,259 net new orders in 2022
COLUMBIA, SC., March 14, 2024 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the fourth quarter and fiscal year ended December 31, 2023.
Fourth Quarter 2023 Operating Results
For the fourth quarter 2023, net loss was $66.6 million, or $(1.38) per diluted share, which included change in fair value of derivative liabilities of $(69.1) million, with that change predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period, representing a non-cash expense item. The earnout consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the fair value of this earnout as derivative liabilities on the Consolidated Balance Sheets and to record changes in fair value of derivative liabilities on the Consolidated Statements of Operations, in each case until UHG shares reach certain predetermined values or expiration of the five year earnout period. Net income for the fourth quarter 2022 was $10.9 million, or $0.28 per diluted share. Adjusted book value1, which excludes derivative liabilities and goodwill, was $90.7 million as of December 31, 2023.

"In the fourth quarter of 2023, UHG saw orders increase 8% over the same period a year ago despite higher rates and increased competition by larger builders in our market," said Michael Nieri, Chief Executive Officer of United Homes Group. "Trends have continued through the first months of 2024, with net new orders up 7.4% in January and February 2024, as compared to the same period a year ago."

Mr. Nieri continued, "Additionally, in January of 2024 we closed our third acquisition in just nine months of becoming a public company, acquiring Creekside Custom Homes in South Carolina. Creekside provides local scale in the high-growth coastal market and access to an attractive lot pipeline in a "land-light" friendly manner that will support accelerated growth in coming years."
1 Adjusted book value is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Revenues for the fourth quarter 2023 were $116.8 million, compared to $115.1 million in the fourth quarter 2022. Home closings during the fourth quarter 2023 were 387 compared to 389 in the fourth quarter 2022. Net new home orders during the fourth quarter 2023 were 294 compared to 271 in the fourth quarter 2022 and net new home orders were 260 for the first two months of 2024. ASP of 338 production-built homes (which excludes 49 general contractor, custom homes and build to rent homes) closed during the fourth quarter 2023 was approximately $320,000, compared to $300,000 during the fourth quarter 2022 for 371 production-built homes (which excludes 18 general contractor and custom homes), representing a 6.7% increase.
Gross profit percentage during the fourth quarter of 2023 was 18.5% compared to 18.8% during the fourth quarter 2022. Adjusted gross profit percentage2 in the fourth quarter 2023 was 21.8%, compared to 20.7% in the fourth quarter 2022. UHG’s year-over-year gross profit percentage remained consistent as the Company continued to navigate a volatile market by offering attractive sales incentives to homebuyers.
Selling, general and administrative expenses ("SG&A") as a percentage of revenues was 15.8% in the fourth quarter 2023, which included $1.0 million of stock-based compensation and $0.8 million of transaction related expenses. Excluding these stock-based compensation and transaction related expenses, Adjusted SG&A3 for the fourth quarter 2023 was 14.3% of revenues.
Adjusted EBITDA4 during the fourth quarter 2023 was $10.0 million compared to $17.4 million during the fourth quarter 2022.
Fiscal Year Ended December 31, 2023 Operating Results
For the fiscal year ended December 31, 2023, net income was $125.1 million, or $2.35 per diluted share, which included change in fair value of derivative liabilities of $115.9 million predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period, representing a non-cash income item. Net income for the fiscal year ended December 31, 2022 was $69.5 million, or $1.81 per diluted share.
For the fiscal year ended December 31, 2023, revenues were $421.5 million, compared to $477.0 million for fiscal 2022. Home closings for the fiscal year ended December 31, 2023 were 1,383 compared to 1,605 for the fiscal year ended December 31, 2022. Net new home orders for the fiscal year ended December 31, 2023 were 1,296 compared to 1,259 for the fiscal year ended December 31, 2022.
Gross profit percentage for the fiscal year ended December 31, 2023 was 18.9% compared to 24.9% during the same period of fiscal year 2022. Adjusted gross profit percentage for the fiscal year ended December 31, 2023 was 21.4%, compared to 26.0% for the fiscal year ended December 31, 2022. This reduction in both gross profit percentage metrics is largely attributable to the Company offering attractive sales incentives to homebuyers as well as selling its remaining inventory that was constructed with higher lumber costs.

Adjusted EBITDA for the fiscal year ended December 31, 2023 was $40.5 million compared to $82.8 million for the fiscal year ended December 31, 2022.
Business Acquisitions

Rosewood Communities Acquisition

On October 25, 2023, the Company completed the acquisition of 100% of the common stock of Rosewood Communities, Inc (“Rosewood”) (the “Rosewood Acquisition”) for a purchase price of $24.7 million, of which $22.7 million is in cash. The remaining purchase price is related to a $0.3 million warranty cost reserve and contingent consideration of $1.7 million based on 25% of the EBITDA attributable to Rosewood’s business through December 31, 2025. The acquisition allows the Company to further expand its presence in the Upstate region of South Carolina.

2 Adjusted gross profit percentage is a non-GAAP financial measure. See "Reconciliation of Non-GAAP Financial Measures"
3 Adjusted SG&A is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
4 Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Creekside Custom Homes Acquisition

On January 26, 2024, the Company completed the acquisition of the selected assets of Creekside Custom Homes, LLC (“Creekside”) (the “Creekside Acquisition”) for $16.9 million in cash. The acquisition allows UHG to further expand its presence in the coastal region of South Carolina, particularly in the Myrtle Beach, SC.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 8:30 a.m. Eastern Time on Thursday, March 14, 2024.   Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.unitedhomesgroup.com. Listeners should log into the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at 888-259-6580, or 206-962-3782 for international participants, Conference ID: 31670510. Those dialing in should do so at least ten minutes prior to the start of the call. An archive of the webcast will also be available on the Company’s website.
About United Homes Group, Inc.
UHG is a publicly traded residential builder headquartered in Columbia, SC. The company focuses on southeastern markets with 63 current active communities in South Carolina, North Carolina and Georgia.
UHG employs a land-light operating strategy with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG currently designs, builds and sells detached single-family homes, and, to a lesser extent, attached single-family homes, including duplex homes and town homes in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and also has a presence in Georgia and North Carolina. UHG seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.
Under its land-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties including its Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party. This land-light operating strategy provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land.
As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics.
Forward-Looking Statements
Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•volatility and uncertainty in the credit markets and broader financial markets;
•a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
•material weaknesses in our internal control over financial reporting that we have identified, which, if not corrected, could affect the reliability of our Consolidated Financial Statements;
•our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
•our ability to successfully integrate homebuilding operations that we acquire;
•delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings;
•our ability to continue to leverage our land-light operating strategy;
•the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
•the possibility that we may be adversely affected by other economic, business or competitive factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information regarding other risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx
Investor Relations Contact:
Drew Mackintosh
drew@mackintoshir.com
Mobile:  310-924-9036
Media Contact:
Erin Reeves-McGinnis
erinreevesmcginnis@unitedhomesgroup.com
Phone:  844-766-4663

UNITED HOMES GROUP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2023 AND DECEMBER 31, 2022 (UNAUDITED)

	December 31, 2023	December 31, 2022(2)
ASSETS
Cash and cash equivalents	$56,671,471	$12,238,835
Accounts receivable, net	1,661,206	1,976,334
Inventories:
Homes under construction and finished homes	147,582,130	163,997,487
Developed lots and land under development	35,227,572	16,205,448
Due from related party	88,000	1,437,235
Related party note receivable	610,189	—
Lot purchase agreement deposits	33,015,812	3,804,436
Investment in Joint Venture	1,430,177	186,086
Deferred tax asset	2,405,417	—
Property and equipment, net	1,073,961	1,385,698
Operating right-of-use assets	5,411,192	1,001,277
Prepaid expenses and other assets	7,763,565	6,112,044
Goodwill	5,706,636	—
Total Assets	$298,647,328	$208,344,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$38,680,764	$22,077,240
Homebuilding debt and other affiliate debt	80,451,429	120,797,006
Operating lease liabilities	5,565,320	1,001,277
Other accrued expenses and liabilities	8,353,824	5,465,321
Income tax payable	1,128,804	—
Derivative liabilities	127,610,943	—
Convertible note payable	68,038,780	—
Total Liabilities	329,829,864	149,340,844

Commitments and contingencies (Note 13)

Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 11,382,282 and 373,471 shares issued and outstanding on December 31, 2023, and December 31, 2022, respectively. (1)	1,138	37
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,876 shares issued and outstanding on December 31, 2023, and December 31, 2022, respectively. (1)	3,697	3,697
Additional paid-in capital (1)	2,794,493	1,422,630
Retained Earnings (1)	(33,981,864)	57,577,672
Total Stockholders' equity (1)	(31,182,536)	59,004,036
Total Liabilities and Stockholders' equity	$298,647,328	$208,344,880
(1)Retroactively restated as of December 31, 2022 for the Reverse Recapitalization as a result of the Business Combination
(2)The Consolidated Balance Sheet as of December 31, 2022 (“Legacy UHG financial statements”) has been prepared from Legacy UHG’s historical financial records and reflect the historical financial position of Legacy UHG for the period presented on a carve-out basis in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Legacy UHG financial statements present historical information and results attributable to the homebuilding operations of Great Southern Homes, Inc.

UNITED HOMES GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS AND FISCAL YEAR ENDED DECEMBER 31, 2023 AND 2022 (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue, net of sales discounts	$116,827,679	$115,094,175	$421,474,101	$477,045,949
Cost of sales	95,207,607	93,508,079	341,748,481	358,238,703
Gross profit	21,620,072	21,586,096	79,725,620	118,807,246

Selling, general and administrative expense	18,442,012	10,793,480	65,094,444	49,685,730
Net income from operations	$3,178,060	$10,792,616	$14,631,176	$69,121,516

Other income (expense), net	(470,858)	(82,299)	(3,762,613)	230,692
Equity in net earnings from investment in joint venture	313,686	186,086	1,244,091	137,086
Change in fair value of derivative liabilities	(69,077,006)	—	115,904,646	—
(Loss) income before taxes	$(66,056,118)	$10,896,403	$128,017,300	$69,489,294
Income tax expense	584,716	—	2,957,016	—
Net (loss) income	$(66,640,834)	$10,896,403	$125,060,284	$69,489,294

Basic and diluted (loss)/earnings per share
Basic	$(1.38)	$0.29	$2.74	$1.86
Diluted	$(1.38)	$0.28	$2.35	$1.81

Basic and diluted weighted-average number of shares (1)
Basic	48,356,158	37,347,347	45,639,431	37,347,347
Diluted	48,356,158	39,171,098	55,768,890	38,452,827
(1)Retroactively restated for the three months and fiscal year ending December 31, 2022 for the Reverse Recapitalization as a result of the Business Combination

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
THREE MONTHS AND FISCAL YEAR ENDED DECEMBER 31, 2023 and 2022 (UNAUDITED)

Adjusted gross profit is a non-GAAP financial measure used by management of the Company as a supplemental measure in evaluating operating performance. The Company defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales, amortization included in homebuilding cost of sales (primarily adjustments resulting from the application of purchase accounting in connection with acquisitions), and non-recurring remediation costs. The Company’s management believes this information is meaningful because it separates the impact that capitalized interest, purchase accounting adjustments, and non-recurring remediation costs directly expensed in cost of sales have on gross profit to provide a more specific measurement of the Company’s gross profits. However, because adjusted gross profit information excludes certain balances expensed in cost of sales, which have real economic effects and could impact the Company’s results of operations, the utility of adjusted gross profit information as a measure of the Company’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that the Company does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of the Company’s performance.

The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue, net of sales discounts	$116,827,679	$115,094,175	$421,474,101	$477,045,949
Cost of sales	95,207,607	93,508,079	341,748,481	358,238,703
Gross profit	$21,620,072	$21,586,096	$79,725,620	$118,807,246
Interest expense in cost of sales	3,307,853	2,288,665	9,385,970	5,455,230
Amortization in homebuilding cost of sales(a)	442,231	—	442,231	—
Non-recurring remediation costs	79,828	—	527,155	—
Adjusted gross profit	$25,449,984	$23,874,761	$90,080,976	$124,262,476
Gross profit %(b)	18.5%	18.8%	18.9%	24.9%
Adjusted gross profit %(b)	21.8%	20.7%	21.4%	26.0%
______________________________
(a) Represents expense recognized resulting from purchase accounting adjustments
(b) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
THREE MONTHS AND FISCAL YEAR ENDED DECEMBER 31, 2023 and 2022 (UNAUDITED)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of the Company. The Company defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) interest expensed in other (expense) income, net, (iii) depreciation and amortization, and (iv) taxes. UHG defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense, non-recurring loss on disposal of leasehold improvements, non-recurring remediation costs, amortization included in homebuilding cost of sales (adjustments resulting from the application of purchase accounting in connection with acquisitions), and change in fair value of derivative liabilities. Management of the Company believes EBITDA and adjusted EBITDA are useful because they provide a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies.

The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$(66,640,834)	$10,896,403	$125,060,284	$69,489,294
Interest expense in cost of sales	3,307,853	2,288,665	9,385,970	5,455,230
Interest expense in other (expense) income, net	583,537	—	6,042,358	—
Depreciation and amortization	369,085	211,671	1,217,778	759,712
Taxes	704,506	281,242	3,108,748	229,224
EBITDA	$(61,675,853)	$13,677,981	$144,815,138	$75,933,460
Stock-based compensation expense	1,003,483	50,004	7,019,183	1,422,630
Transaction cost expense	788,339	3,709,715	3,239,637	5,479,126
Non-recurring loss on disposal of leasehold improvements	331,424	—	331,424	—
Non-recurring remediation costs	79,828	—	527,155	—
Amortization in homebuilding cost of sales(a)	442,231	—	442,231	—
Change in fair value of derivative liabilities	69,077,006	—	(115,904,646)	—
Adjusted EBITDA	$10,046,458	$17,437,700	$40,470,122	$82,835,216
EBITDA margin(b)	(52.8)%	11.9%	34.4%	15.9%
Adjusted EBITDA margin(b)	8.6%	15.2%	9.6%	17.4%
______________________________
(a) Represents expense recognized resulting from purchase accounting adjustments
(b) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued
Adjusted selling, general and administrative expense, or adjusted SG&A, is a supplemental non-GAAP financial measure used by management of UHG. UHG defines adjusted SG&A as SG&A, excluding the effects of stock-based compensation expense and transaction cost expense. Management of UHG believes adjusted SG&A provides useful information to investors because it enables an alternative assessment of the Company's operating results in a manner that is focused on its operating performance.

The following table presents a reconciliation of Adjusted SG&A to the GAAP financial measure of SG&A for the three months ended December 31, 2023.

Three Months Ended December 31,
2023
Selling, general and administrative expense	$18,442,012
Stock-based compensation expense	(1,003,483)
Transaction cost expense	(788,339)
Adjusted SG&A	$16,650,190
SG&A %(a)	15.8%
Adjusted SG&A %(a)	14.3%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued

Adjusted book value is a supplemental non-GAAP financial measure used by management of UHG. UHG defines adjusted book value as total stockholders' equity (book value), excluding the effect of derivative instruments and goodwill. Management of UHG believes adjusted book value is useful to investors because it excludes the impact of fair value adjustments on derivative instruments and goodwill which are not expected to result in economic gain or loss.

The following table presents a reconciliation of adjusted book value to the GAAP financial measure of total stockholders' equity for the period indicated.

		December 31, 2023
Total stockholders' equity		$(31,182,536)
Contingent earnout liability	115,566,762
Derivative private placement warrant liability	3,292,996
Derivative public warrant liability	8,336,925
Derivative stock option liability	414,260
Total derivative liabilities		127,610,943
Goodwill		(5,706,636)
Adjusted book value		$90,721,771

UNITED HOMES GROUP, INC
OPERATIONAL METRICS BY MARKET
$’s in millions

	Three Months Ended December 31,
	2023		2022		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	19	28	35	78	-46%	-64%
Midlands	158	253	166	238	-5%	6%
Upstate	114	106	70	73	63%	45%
Raleigh	3	—	—	—	NM	NM
Total	294	387	271	389	8%	-1%

	As of December 31, 2023		As of December 31, 2022		Period Over Period % Change
Market	Backlog Inventory[5]	Backlog Value	Backlog Inventory	Backlog Value	Backlog Inventory	Backlog Value
Coastal	14	$4.2	74	$23.7	-81%	-82%
Midlands	72	$23.4	154	$46.0	-53%	-49%
Upstate	100	$28.1	48	$15.9	108%	77%
Raleigh	3	$1.9	—	$—	NM	NM
Total	189	$57.6	276	$85.6	-32%	-33%

	Fiscal Year Ended December 31,
	2023		2022		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	150	216	160	242	-6%	-11%
Midlands	755	827	744	942	1%	-12%
Upstate	388	340	355	421	9%	-19%
Raleigh	3	—	—	—	NM	NM
Total	1,296	1,383	1,259	1,605	3%	-14%
_____________________________
NM - Not Meaningful

5 Backlog inventory consists of homes that are under a sales contract but have not closed.